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                                                                   EXHIBIT 8(b)

                               CUSTODIAN CONTRACT

                                     Between

                              SCHWAB CAPITAL TRUST

                                  on behalf of

                   THE PORTFOLIOS LISTED ON SCHEDULE C HERETO

                                       and

                       STATE STREET BANK AND TRUST COMPANY
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                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----
1.      Employment of Custodian and Property to be
        Held By It.............................................         1

2.      Duties of the Custodian with Respect to Property of
        the Funds Held by the Custodian in the United States...         2

        2.1    Holding Securities..............................         2
        2.2    Delivery of Securities..........................         2
        2.3    Registration of Securities......................         4
        2.4    Bank Accounts...................................         4
        2.5    Availability of Federal Funds...................         5
        2.6    Collection of Income............................         5
        2.7    Payment of Fund Monies..........................         5
        2.8    Liability for Payment in Advance of
                      Receipt of Securities Purchased..........         7
        2.9    Appointment of Agents...........................         7
        2.10   Deposit of U.S. Securities in Securities System.         7
        2.10A  Fund Assets Held in the Custodian's Direct
                      Paper System.............................         8
        2.11   Deposit of Mutual Fund Shares with Fund Agent...         9
        2.12   Deposit of Schwab Mutual Fund Shares with Schwab        10
        2.13   Segregated Account..............................        11
        2.14   Ownership Certificates for Tax Purposes.........        12
        2.15   Proxies.........................................        12
        2.16   Communications Relating to Portfolio Securities.        12
        2.17   Reports to Trust by Independent Public
                      Accountants..............................        12

3.      Duties of the Custodian with Respect to Property of
        the Funds Held Outside of the United States............        13

        3.1    Appointment of Foreign Sub-Custodians...........        13
        3.2    Assets to be Held...............................        13
        3.3    Foreign Securities Depositories.................        13
        3.4    Holding Securities..............................        13
        3.5    Agreements with Foreign Banking Institutions....        14
        3.6    Access of Independent Accountants of the Trust..        14
        3.7    Reports by Custodian............................        14
        3.8    Transactions in Foreign Custody Account.........        14
        3.9    Liability of Foreign Sub-Custodians.............        15
        3.10   Liability of Custodian..........................        15
        3.11   Monitoring Responsibilities.....................        15
        3.12   Branches of U.S. Banks..........................        16
        3.13   Tax Law.........................................        16
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4.      Payments for Repurchases or Redemptions and Sales
        of Shares of a Fund....................................        16

5.      Proper Instructions....................................        17

6.      Actions Permitted Without Express Authority............        17

7.      Evidence of Authority..................................        17

8.      Duties of Custodian with Respect to the Books of
        Account and Calculations of Net Asset Value and
        Net Income.............................................        18

9.      Settlement Provisions..................................        20

10.     Records................................................        24

11.     Opinion of Trust's Independent Accountant..............        25

12.     Compensation of Custodian..............................        25

13.     Responsibility of Custodian............................        25

14.     Effective Period, Termination and Amendment............        26

15.     Successor Custodian....................................        26

16.     Interpretive and Additional Provisions.................        27

17.     Massachusetts Law to Apply.............................        27

18.     Prior Contracts........................................        25

19.     Limitation of Liability................................        28

20.     Shareholder Communications Election....................        28

21.     Additional Portfolios..................................        29
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                               CUSTODIAN CONTRACT

            This Contract between Schwab Capital Trust, a business trust organized and existing under the laws of The Commonwealth of Massachusetts, having its principal place of business at 101 Montgomery Street, San Francisco, California 94104 , hereinafter called the "Trust", on behalf of the portfolios listed on Schedule C hereto and any other portfolios which may be come subject to this Contract pursuant to Section 21 hereof, and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110, hereinafter called the "Custodian",

        WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.      Employment of Custodian and Property to be Held by It

        Pursuant to the provisions of the Trust's Agreement and Declaration of Trust, the Trust hereby employs the Custodian as the custodian of the assets of each of the Portfolios of the Trust listed on Schedule C hereto, each hereinafter referred to as a "Fund" and together with any other portfolios which may become subject to this Contract, as the "Funds", including securities it desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities") as permitted by paragraph (c) (1) of Rule 17f-5 under the 1940 Act, as amended (the "1940 Act").

        Each Fund agrees to deliver to the Custodian all securities and cash owned by it, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of capital stock, $.00001 par value, ("Shares") of such Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Fund held or received by the Fund and not delivered to the Custodian.

        Upon receipt of "Proper Instructions" (within the meaning of Article 5), the Custodian shall from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Trustees of the Trust, and provided that each agreement between the Custodian and any sub-custodian shall provide that the sub-custodian will be liable to the Custodian for losses arising from the negligence or willful misconduct of the sub-custodian and the Custodian shall be responsible and liable to the Fund on account of any actions or omissions of any sub-custodian so employed to the same extent as such sub-custodian is liable to the Custodian. The Custodian may employ as sub-custodians for the Fund's foreign securities and other assets the foreign banking institutions and foreign securities depositories designated in Schedule "A" hereto, but only in accordance with the provisions of Article 3.
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2.      Duties of the Custodian with Respect to Property of the Funds Held By the Custodian in the United States

2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of each Fund all non-cash property to be held by it in the United States, including all domestic securities owned by the Fund, other than (a) securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury, collectively referred to herein as " U.S. Securities System", (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.10A, (c) securities which are maintained pursuant to Section 2.11 in an account with the transfer agent for a mutual fund whose shares are purchased by the Fund (a "Fund Agent") and (d) securities which are maintained pursuant to Section 2.12 in an account with Charles Schwab & Co. ("Schwab"), as sub-transfer agent for a mutual fund whose shares are purchased by the Fund.

2.2 Delivery of Securities. The Custodian shall release and deliver domestic securities owned by a Fund held by the Custodian, in a U.S. Securities System account of the Custodian, in the Custodian's Direct Paper book-entry system account ("Direct Paper System Account") or in an account with a Fund Agent or at Schwab only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

        1) Upon sale of such securities for the account of the Fund and simultaneous receipt of payment therefor;

        2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

        3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.10 hereof;

        4) In the case of a sale of domestic mutual fund shares owned by a Fund which are issued by funds for which Schwab does not act as sub-transfer agent ("Mutual Fund Shares"), in accordance with the provisions of Section 2.11 hereof;

        5) In the case of a sale of domestic mutual fund shares owned by a Fund which are issued by funds for which Schwab acts as sub-transfer agent ("Schwab Mutual Fund Shares"), in accordance with the provisions of Section 2.12 hereof;

        6) To the depository agent in connection with tender or other similar offers for portfolio securities of the Fund;


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        7)     To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

        8) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

        9) Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom;

        10) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

        11) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

        12) For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund and as set forth in the operating resolutions adopted by the Trust's Board of Trustees or in the Fund's prospectus, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, it being understood that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian may rely on advice of credit received from the book-entry system as evidence of receipt of such collateral;

        13) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

        14) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities


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               Exchange Act of 1934 (the "Exchange Act") and a member of The
               National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

        15) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

        16) Upon receipt of instructions from the Trust's transfer agent ("Transfer Agent"), for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in a Fund's currently effective prospectus and statement of additional information ("prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

        17) For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees or of a duly authorized Committee thereof signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of a Fund under the terms of this Contract shall be in "street name" or other good delivery form. If, however, a Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Fund, subject only to draft or order by


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        the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act. Funds held by the Custodian for a Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Trustees of the Trust. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 Availability of Federal Funds. Upon mutual agreement between a Fund and the Custodian, the Custodian shall, upon the receipt of Proper Instructions, make federal funds available to the Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of the Fund which are deposited into the Fund's account.

2.6 Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to United States registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to United States bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to the Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due the Fund on domestic securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will promptly supply to the Trust each list of Passive Foreign Investment Companies ("PFICs") received by the Custodian from the Investment Company Institute from time to time (it being understood that neither the Investment Company Institute nor the Custodian has independently verified any of the information contained in such lists).

2.7 Payment of Fund Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties hereto, the Custodian shall pay out monies of a Fund in the following cases only:

        1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Fund but only (a) against the simultaneous delivery of such securities, or evidence of title to such options, futures contracts or options on futures contracts, to the Custodian (or any bank,


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               banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.10A; (d) in the case of a purchase of Mutual Fund Shares, in accordance with the conditions set forth in Section 2.11 hereof; (c) in the case of a purchase of Schwab Mutual Fund Shares, in accordance with the conditions set forth in Section 2.12 hereof; (e) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against simultaneous delivery of the securities either in certificate form or through a prior or simultaneous entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against simultaneous delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund or (f) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign if authorized in advance by Charles Schwab Investment Management Inc. ("CSIM"); such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank, but only pursuant to Proper Instructions from the Fund as defined in Article 5;

        2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;

        3) For the redemption or repurchase of Shares issued by the Fund as set forth in Article 4 hereof;

        4) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

        5) For the payment of any dividends declared pursuant to the governing documents of the Fund;

        6) For payment of the amount of dividends received in respect of securities sold short;

        7) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees of the


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               Trust or of a duly authorized Committee thereof signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.8 Liability for Payment in Advance of Receipt of Securities Purchased. Except for payments for securities held by a Fund Agent or Schwab as contemplated by Sections 2.11 and 2.12 hereof, and as specifically stated otherwise elsewhere in this Contract, in any and every case where payment for purchase of domestic securities for the account of a Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

2.9 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this
        Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder. Neither Schwab or any Fund Agent shall be deemed an agent or subcustodian of the Custodian for purposes of this Section 2.9 or any other provision of this Agreement.

2.10 Deposit of Securities in U.S. Securities Systems. The Custodian may deposit and/or maintain domestic securities owned by a Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "U.S. Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

        1) The Custodian may keep domestic securities of the Fund in a U.S. Securities System, provided that such securities are represented in an account ("Account") of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

        2) The records of the Custodian with respect to domestic securities of the Fund which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Fund;

        3) The Custodian shall pay for domestic securities purchased for the account of the Fund upon (i) receipt of advice from the U.S. Securities System that such


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
               securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer domestic securities sold for the account of the Fund upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the U.S. Securities System of transfers of domestic securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Fund.

        4) The Custodian shall provide the Fund with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding domestic securities deposited in the U.S. Securities System;

        5) The Custodian shall have received the initial certificate required by Article 14 hereof; and

        6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

2.10A Fund Assets Held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by a Fund in the Direct Paper System of the Custodian subject to the following provisions:

        1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions;

        2) The Custodian may keep securities of the Fund in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian


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
               in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

        3) The records of the Custodian with respect to securities of the Fund which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Fund;

        4) The Custodian shall pay for securities purchased for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Fund;

        5) The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transaction in the Direct Paper System for the account of the Fund; and

        6) The Custodian shall promptly provide the Trust with any report on its system of internal accounting control received by the Custodian.

2.11 Deposit of Mutual Fund Shares with a Fund Agent. Mutual Fund Shares shall be deposited and/or maintained with a Fund Agent acting as transfer agent for such fund. Each such Fund Agent shall be deemed to be a "depositary" for purposes of Rule 17f-4 of the Investment Company Act of 1940. The Fund hereby directs the Custodian to deposit and/or maintain such securities with a Fund Agent, subject to the following provisions:

        1) The Custodian may keep Mutual Fund Shares with a Fund Agent, provided that such securities are represented in an account with the Fund Agent, in the name of the Custodian as custodian of the Fund, in which the Custodian shall not deposit any assets of the Custodian other than assets held on behalf of the Fund;

        2) The records of the Custodian with respect to Mutual Fund Shares which are maintained with a Fund Agent shall identify by book-entry those securities which the Fund or its investment advisor identifies to the Custodian as belonging to the Fund;

        3) The Custodian shall pay for Mutual Fund Shares purchased for the account of the Fund upon (i) receipt of advice from the Fund' investment adviser that such securities have been purchased and will be transferred to the Custodian's account with the Fund Agent, and (ii) the making of an entry on the records of


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
               the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall receive confirmation of the purchase of such securities and the transfer of such securities to the Custodian's account with the Fund Agent only after such payment is made. The Custodian shall transfer Mutual Fund Shares sold for the account of the Fund upon (i) receipt of advice from the Fund's investment adviser that such securities have been sold and that payment for such securities will be transferred to the Custodian, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. The Custodian will receive confirmation of the sale of such securities and payment therefor only after such securities are transferred. Copies of all advices from a Fund Agent of transfers of Mutual Fund Shares for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions with each Fund Agent for the account of the Fund; and

        4) The Custodian shall not be liable to the Fund for any loss or damage to the Fund resulting from the maintenance of Mutual Fund Shares with a Fund Agent except for losses resulting directly from the negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees.

2.12 Deposit of Schwab Mutual Fund Shares with Schwab. Schwab Mutual Fund Shares shall be deposited and/or maintained in an account maintained with Schwab as sub-transfer agent for the funds. Schwab shall be deemed to be a "depositary" for purposes of Rule 17f-4 of the Investment Company Act of 1940. The Fund hereby directs the Custodian to deposit and/or maintain such securities with Schwab, subject to the following provisions:

        1) The Custodian shall keep Schwab Mutual Fund Shares with Schwab, provided that such securities are represented in an account with Schwab, in the name of the Custodian as custodian for the Fund, in which the Custodian will not deposit any assets of the Custodian other than assets held on behalf of the Fund and which Schwab represents to the Custodian will not include any assets of Schwab other than assets held as a fiduciary, custodian or otherwise for customers;

        2) The records of the Custodian with respect to Schwab Mutual Fund Shares which are maintained with Schwab shall identify by book-entry those securities which the Fund or its investment advisor have identified to the Custodian as belonging to the Fund;

3) The Custodian shall pay for Schwab Mutual Fund Shares purchased for the account of the Fund upon (i) receipt of advice from the Fund' investment adviser that such securities have been purchased and will be transferred to the Custodian's account with Schwab, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall receive confirmation of the purchase of such securities and the transfer of such securities to the Custodian's account with Schwab only after such payment is made. The Custodian shall transfer Schwab Mutual Fund Shares sold for the account of the Fund upon (i) receipt of advice from the Fund's investment adviser that such securities have been sold and that payment for such securities will be transferred to the Custodian, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. The Custodian will receive confirmation of the sale of such securities and payment therefor only after such securities are transferred. Copies of all advices from Schwab of transfers of Schwab Mutual Fund Shares for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions with Schwab for the account of the Fund; and

4) The Custodian shall be not be liable to the Fund for any loss or damage to the Fund resulting from maintenance of Schwab Mutual Fund Shares with Schwab except for losses resulting directly from the negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees. The Fund acknowledges that the maintenance of Schwab Mutual Fund Shares with Schwab as contemplated by this Section 2.12 may be deemed to be "self-custody" for purposes of the Investment Company Act of 1940 and the regulations thereunder.

2.13 Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of a Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees of the Trust or a duly authorized Committee thereof signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.14 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of a Fund held by it and in connection with transfers of such securities.

2.15 Proxies. The Custodian shall, with respect to the securities held by it hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of a Fund or a nominee of a Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund's Adviser such proxies, all proxy soliciting materials and all notices relating to such securities.

2.16 Communications Relating to Portfolio Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to a Fund all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the domestic securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the domestic securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

2.17 Reports to Trust by Independent Public Accountants. The Custodian shall provide the Trust, at such times as the Trust may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including domestic securities deposited and/or maintained in a U.S. Securities System, relating to the services provided by the Custodian under this Contract; such reports shall be of sufficient scope and in sufficient detail as may be required by the Trust to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

3. Duties of the Custodian with Respect to Property of the Funds Held Outside of the United States.

3.1 Appointment of Foreign Sub-Custodians. The Trust hereby authorizes and instructs the Custodian to employ as sub-custodians for each Fund's foreign securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of Proper Instructions, as defined in Section 5 of this Contract, together with a certified resolution of the Trust's Board of Trustees, the Custodian and the Trust may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, a Fund may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of such Fund's assets.

3.2 Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c)(1) of Rule 17f-5 under the 1940 Act, and (b) cash and cash equivalents in such amounts as the Custodian or a Fund may determine to be reasonably necessary to effect the Fund's foreign securities transactions. The Custodian shall identify on its books as belonging to the Fund, the foreign securities of the Fund held by each foreign sub-custodian.

3.3 Foreign Securities Depositories. Except as may otherwise be agreed upon in writing by the Custodian and the Trust, assets of a Fund shall be maintained in a clearing agency which acts as a Securities depository or in a book-entry system for the central handling of securities located outside of the United States (each a "Foreign Securities System") only through arrangements implemented by the foreign banking institutions serving as foreign sub-custodians pursuant to the terms of Section 3.1 (Foreign Securities Systems and U.S. Securities Systems are collectively referred to herein as the "Securities Systems."). Unless otherwise authorized by the Board of Trustees of the Trust, such arrangements shall include entry into written agreements containing the provisions set forth in Section 3.5 hereof.

3.4 Holding Securities. The Custodian may hold securities and other non-cash property for all of its customers, including the Trust, with a foreign sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to securities and other non-cash property of the Fund which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to the Fund and (ii) the Custodian shall require that securities and other non-cash property so held by the foreign sub-custodian be held separately from any assets of the foreign sub-custodian or of others.

3.5 Agreements with Foreign Banking Institutions. Each agreement with a foreign banking institution shall provide that: (a) a Fund's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agents, except a claim of payment for their safe custody or administration; (b) beneficial ownership of a Fund's assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to each Fund; (d) officers of, auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Trust, will be given access to the books and records of the foreign banking institution relating to its actions under its written agreement with the Custodian; and (e) assets of a Fund held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

3.6 Access of Independent Accountants of the Trust. Upon request of the Trust, the Custodian will use its best efforts to arrange for the independent accountants of the Trust to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its written agreement with the Custodian.

3.7 Reports by Custodian. The Custodian will supply to the Trust a daily list of foreign securities and other assets of each Fund held by foreign sub-custodians. In addition, the Custodian will supply to the Trust periodic statements, on a monthly basis or more frequently if agreed upon by the Trust and the Custodian, in respect of the foreign securities and other assets of each Fund held by foreign sub-custodians, including but not limited to an identification of entities having possession of each Fund's securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of each Fund indicating, as to securities acquired for such Fund, the identity of the entity having physical possession of such securities.

3.8 Transactions in Foreign Custody Account (a) Except as otherwise provided in paragraph (b) of this Section 3.8, the provision of Sections 2.2 and
        2.7 of this Contract shall apply, mutatis mutandis to the foreign securities of a Fund held outside the United States by foreign sub-custodians. (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of a Fund and delivery of securities maintained for the account of a Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer. (c) Foreign securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract. The Trust agrees to hold any such nominee harmless from any liability as a holder of record of such securities other than liabilities arising out of the negligence or willful misconduct of such nominee.

3.9 Liability of Foreign Sub-Custodians. Each written agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify and hold harmless the Custodian and each Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institutions performance of such obligations. At the election of a Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

3.10 Liability of Custodian. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. Bank as contemplated by paragraph 3.12 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim respecting a Fund's foreign securities and cash and cash equivalents held by a foreign sub-custodian pursuant to Section 3.2 hereof resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 3.10, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to a Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

3.11 Monitoring Responsibilities. The Custodian shall furnish annually to the Trust, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Trust in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Trust in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss involving the assets of a Fund or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission, is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

3.12 Branches of U.S. Banks. (a) Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of a Fund's assets is maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the 1940 Act meeting the qualifications set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by
        Article 1 of this Contract. (b) Cash held for the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

3.13 Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on a Fund or the Custodian as custodian of the Fund by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of the Trust to notify the Custodian of the obligations imposed on a Fund or the Custodian as custodian of the Fund by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist a Fund with respect to any claim for exemption, reclaim or refund under the tax law of jurisdictions for which the Fund has provided such information.

4.      Payments for Repurchases or Redemptions and Sales of Shares of a Fund.

From such funds as may be available for the purpose but subject to the limitations of the Trust's Agreement and Declaration of Trust and any applicable votes of the Board of Trustees of the Trust pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholder(s). In connection with the redemption or repurchase of Shares of a Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Trust and the Custodian. The Custodian shall receive from the distributor for the Trust's Shares or from the Transfer Agent and deposit into a Fund's account such payments as are received for Shares of the Fund issued or sold from time to time by the Fund. The Custodian will provide timely notification to a Fund and the Transfer Agent of any receipt by it of payments for Shares of the Fund.

5.      Proper Instructions.

        Unless otherwise provided in this Contract, the Custodian shall act only upon Proper Instructions. Proper Instructions as used herein means a writing signed or initialed by one or more person or persons as the Board of Trustees or a duly authorized committee thereof shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Each Fund shall cause all oral instructions to be confirmed in writing. The fact that confirming written instructions are not received by the Custodian shall in no way invalidate the transactions authorized by the oral instructions. Upon receipt of a certificate of the Secretary or an Assistant Secretary of the Trust as to the authorization by the Board of Trustees of the Trust or a duly authorized committee thereof accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for a Fund's assets. For purposes of this Section , Proper Instructions shall include duly authorized instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.13.

6.      Actions Permitted without Express Authority.

        The Custodian may in its discretion and without express authority from the Trust: 1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Trust; 2) surrender securities in temporary form for securities in definitive form; 3) endorse for collection, in the name of a Fund, checks, drafts and other negotiable instruments; and 4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of a Fund except as otherwise directed by the Board of Trustees of the Trust or a duly authorized committee thereof.

7.      Evidence of Authority.

        The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Trust or a Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Trust or a duly authorized committee thereof as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Trust's Agreement and Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income.

        The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees of the Trust to keep the books of account of each Fund and compute the net asset value per share of the outstanding shares of each Fund and unless directed in writing to do otherwise by the Trust, shall itself keep such books of account and compute such net asset value per share. The Trust acknowledges and agrees that, with respect to investments maintained with a Fund Agent or Schwab, the Fund Agent or Schwab is the sole source of information on the number of shares of a fund held by it on behalf of a Fund and that the Custodian has the absolute right to rely on holdings information furnished by a Fund Agent or Schwab to the Custodian in performing its duties under this Contract, including without limitation, the duties set forth in this Section 8 and in Section 10 hereof. Provided that each Fund Agent and Schwab have transmitted to the Custodian information as to the number and nature of any mutual fund shares held by the Fund Agent or Schwab, as applicable, on behalf of the Fund within the time and delivery requirements specified by the Custodian, the records and calculations prepared and maintained by the Custodian shall be made available to the Trust, in both written and electronic format, each day within the time and delivery requirements specified by the Trust. Unless otherwise directed in writing by the Trust, the Custodian shall also calculate daily the net income of each Fund as described in the Fund's currently effective prospectus and shall advise the Fund and the Transfer Agent daily of the total amount of such net income and, if instructed in writing by an officer of the Trust to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of net asset value per share and the daily income of each Fund shall be made at the time or times described from time to time in each Fund's currently effective prospectus. The records to be kept by the Custodian shall include, but not be limited to:

        (a) all books and records with respect to each Fund's books of account;

        (b)    records of each Fund's securities transactions;

        (c) all other books and records as the Custodian is required to maintain pursuant to Rule 31a-1 of the 1940 Act including, but not necessarily limited to the following:

               (i) Journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash, and all other debits and credits, as required by subsection (b)(1) of the Rule;

               (ii) General and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts including interest accrued and interest received, as required by subsection (b)(2)(i) of the Rule;

               (iii) Separate ledger accounts required by subsection (b)(2)(ii) and (iii) of the Rule; and

               (iv) A monthly trial balance of all ledger accounts except shareholder account as required by subsection (b)(8) of the Rule.

        The Custodian will perform continuing accounting functions for each Fund, including, without limitation, the following:

               (i) Journalize each Fund's investment, capital share and income and expense activities;

               (ii) Verify investment buy/sell trade tickets when received from the Fund's sub-adviser or investment adviser for proper settlement;

               (iii)  Maintain individual ledgers for investment  securities;

               (iv)   Maintain historical tax lots for each  security;

               (v) Reconcile cash and investment balances of the Fund with the Custodian, and provide the Fund's investment adviser with the beginning cash balance available for investment purposes;

               (vi) Update the cash availability throughout the day as required by the Fund's investment adviser;

               (vii) Post to and prepare the Fund's Statement of Assets and Liabilities and the Statement of Operations;

               (viii) Calculate various contractual expenses (e.g., advisory and custody fees);

               (ix) Utilize expense accruals provided by the Fund's investment adviser;

               (x) Control all disbursements from the Fund and authorize such disbursements upon Proper Instructions;

               (xi) Calculate realized and unrealized capital gains and losses both for market and currency fluctuations;

               (xii)  Determine the Fund's net income;

               (xiii) Obtain security market quotes from independent pricing services approved by the Fund's investment adviser pursuant to the price service authorization letter attached hereto as Exhibit 2. If such quotes are unavailable, then obtain such prices from the Fund's investment adviser, and in either case calculate the market value of each Fund's investments;

               (xiv) Electronically transmit and/or mail a copy of the daily portfolio valuation to the Fund's investment adviser;

               (xv)   Compute the net asset value of the Fund;

               (xvi) As appropriate, compute the Fund's yields, total return, expense ratios, Portfolio turnover rate, and, if required, average dollar-weighted maturity; and

               (xvii) Prepare a monthly financial statement, which will include the following items:

                                    Schedule of Investments
                                    Statement of Assets and Liabilities
                                    Statement of Operations
                                    Statement of Changes in Net Assets
                                    Cash Statement
                                    Schedule of Capital Gains and Losses

               The Custodian will provide the Fund's investment adviser with the following services:

               (i) Assist with preparation of: Federal and State Tax Returns, Excise Tax Returns, Annual and Semi-Annual Shareholder Reports, Rules 24 (e)-2 and 24 (f)-2 Notices;

               (ii)   Assist in the review of registration  statements; and

               (iii) Assist in monitoring compliance with SubChapter M of the Internal Revenue Code.

9.      Settlement Provisions.

9.1 Except as otherwise provided in this Section 9, the Custodian shall credit or debit the appropriate cash account of each Fund in connection with the purchase, sale, maturity, redemption, or other disposition of securities and other assets held for the time being in such Fund on an actual settlement basis.

9.2 Unless a Fund instructs the Custodian in writing that transactions in a specified market shall be settled on an actual settlement basis, the purchase, sale, maturity, redemption or other disposition of securities by such Fund in the markets listed on Schedule B hereto shall be settled in the manner and subject to the terms and limitations described in Sections 9.3 through 9.10 below. A transaction to which these contractual settlement provisions applies shall be called a "Covered Transaction".

9.3 With respect to a Covered Transaction that represents a purchase, the Custodian shall debit the Fund's cash account in accordance with Proper Instructions as of the time and date that monies would ordinarily be required to settle such a transaction in the applicable market as set forth on Schedule B hereto. Such amounts shall be recredited to the Fund's appropriate cash account upon the Fund's notice to the Custodian that it has canceled the Covered Transaction.

9.4 With regard to the settlement of a Covered Transaction which is a sale, maturity, redemption or other disposition, provisional credit of an amount equal to the net sale, maturity, redemption or other disposition proceeds of the transaction (hereinafter called the "Settlement Amount") shall be made to the Fund as if the Settlement Amount is received as of the time and date that monies would ordinarily be required to settle such transaction in the applicable market as set forth on Schedule B. The provisional credit will be made if the Custodian has received Proper Instructions or reasonable notice of the Covered Transaction, as applicable, and if the Custodian or its agents are in possession of the asset associated with the Covered Transaction in good deliverable form and are not aware of any facts which would lead them to reasonably believe that the Covered Transaction will not settle in the time period ordinarily applicable to transactions in the applicable market as set forth on Schedule B. In the event that the Custodian determines not to provide a provisional credit in respect of a particular transaction, the Custodian will promptly notify the Fund of this determination. The provisional credit shall not be more than the Settlement Amount.

9.5 With respect to each Covered Transaction for which the Custodian shall procure that the Settlement Amount be credited to the Fund, the following provisions shall apply .

        (a) Simultaneously with the making of the provisional credit, all right and title to any asset purchased or sold, as applicable in the Covered Transaction together with the Fund's contractual rights against the Fund's counterparty in the Covered Transaction shall vest in the Custodian.

        (b) Subject to the general terms of this Agreement, the Custodian shall perform the Fund's obligations to a counterparty under any contract that is associated with the Covered Transaction.

        (c) Notwithstanding Section 9.5(b), the Custodian shall remain the beneficial owner of the assets concerned under a Covered Transaction and the beneficiary of any contract associated therewith and shall not be bound to complete such Covered Transaction until (i) actual receipt of the Settlement Amount for which provisional credit shall have been given in accordance with Subsection 9.4 or, (ii) where such provisional credit is reversed in accordance with Subsection 9.6 or 9.7, the Fund's liability to the Custodian in respect of such reversal shall have been satisfied in full. In relation to any such securities located in

               Germany, the ownership held by the Custodian shall be governed by the German law and shall be agreed to be "Sicherungseiggentum".

        (d) Upon the satisfaction of Subsection 9.5(c)(i) the legal and beneficial ownership in the securities concerned shall pass from the Custodian in accordance with the terms of the contract associated with the Covered Transaction and the Settlement Amount received in accordance with the contract shall inure to the benefit of the Custodian. In such event, the benefit of all dividends, interest and other distributions which are declared, or which are paid or payable on the securities under the terms of the contract associated with the Covered Transaction shall pass in accordance with the terms of such contract.

9.6 The Custodian shall have the right, upon sending notice to the Fund, to reverse any provisional credit given in accordance with Subsection 9.4 above in the event that the actual proceeds of such transaction have not been received by the Custodian, its agents or its sub-custodians within thirty days of having made the provisional credit or at any time when the Custodian believes for reasonable cause that such Covered Transaction will not settle in accordance with its terms (in which case the notice required here will contain a description of such cause), whereupon a sum equal to the Settlement Amount shall become payable by the Fund to the Custodian and, if not paid by the Fund within five (5) days after receipt of the notice required hereunder, may be debited from any cash account held for benefit of the Fund in accordance with the terms of any notice given hereunder. In the case that the Custodian shall make the debit allowed by this subsection or that the Fund shall otherwise return the Settlement Amount, in consideration for such debit or other return, Custodian shall transfer to the account of the Fund assets of the same type, nominal value, description, issue and amount as the assets transferred to the Custodian under subsection 9.5(a) above ("Equivalent Assets"), which assets shall be described in the notice given to the Fund as provided above in this Section 9.6. Further in such event, the Custodian shall subrogate to the Fund the rights involved in any contract associated with the Covered Transaction that were assigned to it under Subsection 9.5(a). The amount of any dividends, interest and other distributions with respect to assets associated with the Covered Transactions that have accrued to the benefit of the Custodian shall be set off against the Settlement Amount.

9.7 In the event that the Custodian is unable to debit the Fund and the Fund fails to pay any sums due to the Custodian at the time the same becomes payable in accordance with Section 9.5 and such failure is not cured upon notice of such failure to the Fund or if any of the following conditions occurs, the Custodian may charge the Fund for reasonable costs and expenses associated with the provisional credit and the provisions of Section 9.8 will apply:

        (a) If a final judgment for the payment of money shall be rendered against the Fund and such judgment shall not have been discharged or its execution stayed pending appeal within sixty days of entry or such judgment shall not have been discharged within sixty days of expiration of any such stay;

        (b) the Fund passing a resolution for its voluntary winding-up (otherwise than for the purpose of corporate reconstruction or amalgamation);

        (c) the presentation of a petition for the winding-up of or the making of an administration order in relation to the Fund;

        (d) the appointment of a receiver or administrator over any of the assets of the Fund;

        (e) the Fund ceasing or threatening to cease to carry on its business;

        (f) the Fund calling a meeting of its creditors pursuant to Section 98 of the Insolvency Act 1986 (or any statutory modification or re-enactment thereof for the time being in force) or any similar law affecting the Fund in its own jurisdiction.

9.8     If an event outlined in Subsection 9.7 occurs:

        (a) The obligation of the Custodian to deliver Equivalent Assets in accordance with Section 9.6 shall cease;

        (b) the value of the Equivalent Assets shall be established by reference to the last available bid price thereof on the most appropriate market at the date and time of such event ("Value Date");

        (c) the value of the Fund's obligations in respect of payment of any sums which have become repayable in accordance with Subsection
               9.5 and 9.6 shall be established as of the Value Date), such value to be increased by any cost of funds expense allowable to the Custodian under Subsection 9.7 and reduced by the amount of any dividends, interest or other distributions in connection with the assets associated with the Covered Transaction that have accrued to the Custodian under these settlement provisions, any amount in non-U.S. currency shall be converted into US dollars at the Custodian's prevailing exchange rate for the currencies concerned on Value Date;

        (d) the values established under Subsection 9.8(b) shall be offset against the value established under 9.8(c) as of the Value Date;

        (e) the amount by which the greater of the amounts calculated pursuant to Subsection 9.8(b) and (c) exceeds the lower amount so calculated shall be payable as of Value Date by the party having the claim valued at the lower amount pursuant to the foregoing.

9.9 The Custodian shall not be obliged to transfer any sums credited to the Fund in accordance with Subsection 9.4 to or to the order or benefit of the Fund while any amount which is payable to the Custodian under the terms of Sections 9.5 through 9.8.

9.10    The operation of the set-off provisions in accordance with Subsection
        9.6 or 9.7 shall be without prejudice to any other remedies provided herein or under any applicable law. The Fund agrees that the Custodian shall have a right of set-off against cash held for the Fund in any currency for any amount provided to the Fund by the Custodian hereunder or from time to time arising out of or in connection with this Contract and/or the operation of any account hereunder and the Custodian shall have the right to debit the Fund with all or part of such sums and apply or appropriate the cash in or towards the discharge of such amounts in such manner and order as the Custodian reasonably sees fit. For the purposes of this right of set-off, the Custodian may make such currency conversions or effect any transactions in such currencies at then prevailing rates as it thinks fit at such times as it reasonably thinks proper and may effect any transfers between, or entries on, any account comprised in the Account as the Custodian considers proper.

10.     Records.

        The Custodian shall create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Trust and each Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 and Rule 17f-5 thereunder. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection and copying by duly authorized officers, employees or agents of the Trust, the Trust's independent accountants and employees and agents of the Securities and Exchange Commission. The Custodian shall (on a daily basis) supply the Fund with a tabulation of securities owned by the Fund and held by the Custodian. The Custodian shall make available to the Trust such tabulations of securities owned by each Fund, in both written and electronic format, each day within the time and delivery requirements specified by the Trust. The Custodian agrees to keep confidential all records of the Funds and information relative to each Fund and its shareholders (past, present and potential), unless the release of such records or information is otherwise consented to, in writing, by the Trust. The Trust agrees that such consent shall not be unreasonably withheld. The Trust further agrees that, should the Custodian be required to provide such information or records to duly constituted authorities (who may institute civil or criminal contempt proceedings for failure to comply), the Custodian shall not be required to seek the Trust's prior written consent before disclosing such information, but shall instead notify an officer of the Trust and obtain the officer's oral consent prior to disclosing the information, which consent shall be timely and not unreasonably withheld.

11.     Opinion of Trust's Independent Accountant.

        The Custodian shall take all reasonable action to assist the Trust in obtaining from year to year favorable opinions from the Trust's independent accountants with respect to its activities hereunder in connection with the preparation of the Trust's Form N-1A, and Form N-SAR and/or other reports to the Securities and Exchange Commission and with respect to any other requirements of the Commission. The Custodian shall act as liaison with the Fund's independent accountants and shall provide them with account analyses, fiscal year summaries, and other audit-related schedules. The Custodian shall take all reasonable action in the performance of its obligations under this Contract to assure that the necessary information is made available to such accountants for the expression of their opinion, as such may be required by the Trust from time to time. The Custodian will also provide Fund information to, and act as the liaison with industry reporting services such as NASDAQ, Morningstar and Lipper Analytical Services as designated by the Trust from time to time.

12.     Compensation of Custodian.

        The Custodian shall be entitled to such compensation for its services and expenses as Custodian as set forth in Exhibit 1 hereto, as amended as agreed upon from time to time between the Trust and the Custodian.

13.     Responsibility of Custodian.

        So long as and to the extent that it exercises reasonable care, the Custodian shall not be responsible to the Trust for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Trust for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel acceptable to the Trust (who may be counsel for the Trust) on all matters pertaining to its responsibilities hereunder, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

        If any Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee being liable for the payment of money or incurring material liability of some other form, the Trust, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

        If any Fund requires the Custodian or its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement), or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of such Fund shall be security therefor and should such Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Fund's assets to the extent necessary to obtain reimbursement of the amount owed by the Fund to the Custodian. The Custodian shall give the Fund prior written notice of its intention to utilize Fund assets pursuant to this Section 13 and the Fund shall have the right to pay or to designate to the Custodian the assets to be utilized; provided, that if the Fund does not do so promptly, the Custodian shall be entitled to designate the assets to be utilized.

14.     Effective Period, Termination and Amendment.

        This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual, written agreement of the parties hereto, and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect on the date stated therein, which date shall not be sooner than sixty (60) days after the date of such delivery or mailing; provided, however that (a) the Custodian shall not act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Trust has approved the initial use of a particular Securities System as required by Rule 17f-4 under the 1940 Act; and (b) the Custodian shall not act under Section 2.10A hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees has approved the initial use of the Direct Paper System; and provided further, however, that the Trust shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Trust's Agreement and Declaration of Trust, and further provided, that the Trust may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

        Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its reasonable and related costs, expenses and disbursements.

15.     Successor Custodian.

        If a successor custodian shall be appointed by the Board of Trustees of the Trust, the Custodian shall, upon termination, deliver to such successor custodian at the office of the

Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder and shall transfer to an account of the successor custodian all of each Fund's securities held in a Securities System, at a Fund Agent or at Schwab.

        If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Trust, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

        In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Contract and to transfer to an account of such successor custodian all of each Fund's securities held in any Securities System, at a Fund Agent or at Schwab. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

        In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

16.     Interpretive and Additional Provisions.

        In connection with the operation of this Contract, the Custodian and the Trust may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Agreement and Declaration of Trust of the Trust. No interpretive or additional provision made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

17.     Massachusetts Law to Apply

          This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of the Commonwealth of Massachusetts.

18.     Prior Contracts

        This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Funds' assets.

19.     Limitation of Liability

        The names "Schwab Capital Trust" and "Trustees of Schwab Capital Trust" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of "Schwab Capital Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, interest holders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of units of interest of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

20.     Shareholder Communications Election

        Exchange Act Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions.

NO [X] The Custodian is not authorized to release the Fund's name, address, and share positions.

21. Additional Funds

        In the event that the Trust establishes one or more series of Shares in addition to the portfolios listed on Schedule C hereto with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Fund hereunder.

            IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 1st day of October, 1996.


ATTEST                              SCHWAB CAPITAL TRUST

/s/ T. M. PERRINO                   By   /s/ TAI-CHIN TUNG
------------------------            -------------------------------------
                                            Tai-Chin Tung
                                    Treasurer and Principal Financial Officer


ATTEST                              STATE STREET BANK AND TRUST COMPANY

/s/ JANICE DUFFY                    By   /s/ RONALD E. LOGUE
-------------------                 -------------------------------------
                                    Ronald E. Logue
                                    Executive Vice President


                                    Charles Schwab & Co., Inc. hereby
acknowledges and agrees to the provisions of the foregoing agreement relating to Schwab Mutual Fund Shares and Schwab's representations and responsibilities with respect thereto, including without limitation Sections 2.12 and 8 hereof:

                                    CHARLES SCHWAB & CO., INC.

                                    By:  /s/ TAI-CHIN TUNG
                                         __________________________

                                    Title:  Vice President
                                            _________________________

                                   SCHEDULE A
                                 17F-5 APPROVAL

     The Board of Directors/Trustees of Schwab Capital Trust on behalf of the portfolios listed on Schedule C has approved certain foreign banking institutions and foreign securities depositories within State Street's Global Custody Network for use as subcustodians for the Fund's securities, cash and cash equivalents held outside of the United States. Board approval is as indicated by the Fund's Authorized Officer:

FUND
OFFICER
INITIALS   COUNTRY        SUBCUSTODIAN                           CENTRAL DEPOSITORY
--------   -------        ------------                           ------------------
______     Argentina      Citibank, N.A.                         Caja de Valores S.A.


  TC       Australia      Westpac Banking Corporation            Austraclear Limited;
------                                                               Reserve Bank Information and
                                                                     Transfer System (RITS)


  TC       Austria        GiroCredit Bank Aktiengesellschaft     Oesterreichische Kontrollbank AG
------                    der Sparkassen                         (Wertpapiersammelbank Division)


______     Bangladesh     Standard Chartered Bank                None


  TC       Belgium        Generale Bank                          Caisse Interprofessionnelle de Depots
------                                                           et de Virements de Titres S.A. (CIK);

                                                                 Banque Nationale de Belgique


______     Botswana       Barclays Bank of Botswana Limited      None


______     Brazil         Citibank, N.A.                         Bolsa de Valores de Sao Paulo (Bovespa);

                                                                 Banco Central do Brasil,
                                                                 Systema Especial de Liquidacao e
                                                                 Custodia (SELIC)


  TC       Canada         Canada Trustco Mortgage Company        The Canadian Depository
------                                                           for Securities Limited (CDS)


______     Chile          Citibank, N.A.                         None

SCHEDULE A: 17F-5 APPROVAL
PAGE 2

FUND
OFFICER
INITIALS   COUNTRY        SUBCUSTODIAN                           CENTRAL DEPOSITORY
--------   -------        ------------                           ------------------
______     People's       The Hongkong and Shanghai              Shanghai Securities Central Clearing and
           Republic       Banking Corporation Limited,           Registration Corporation (SSCCRC);
           of China
                          Shanghai and Shenzhen branches         Shenzhen Securities Central Clearing Co., Ltd. (SSCC)


______     Colombia       Cititrust Colombia S.A.                None
                          Sociedad Fiduciaria


______     Cyprus         Barclays Bank PLC                      None
                          Cyprus Offshore Banking Unit


______     Czech          Ceskoslovenska Obchodni                Stredisko cennych papiru(SCP);
           Republic       Banka A.S.
                                                                 Czech National Bank (CNB)


  TC      Denmark        Den Danske Bank                        Vaerdipapircentralen - The Danish
------                                                          Securities Center (VP)


______     Ecuador        Citibank, N.A.                         None


______     Egypt          National Bank of Egypt                 None


  TC       Finland        Merita Bank Limited                    The Central Share Register of
------                                                           Finland


  TC       France         Banque Paribas                         Societe Interprofessionnelle
------                                                           pour la Compensation des
                                                                 Valeurs Mobilieres (SICOVAM);
                                                                 Banque de France,
                                                                 Saturne System


  TC       Germany        Dresdner Bank AG                       The Deutscher Kassenverein AG
------

______     Ghana          Barclays Bank of Ghana Limited         None


______     Greece         National Bank of Greece S.A            The Central Securities Depository
                                                                 (Apothetirion Titlon A.E.)

SCHEDULE A: 17F-5 APPROVAL
PAGE 3

FUND
OFFICER
INITIALS   COUNTRY        SUBCUSTODIAN                           CENTRAL DEPOSITORY
--------   -------        ------------                           ------------------

  TC       Hong Kong      Standard Chartered Bank                The Central Clearing and
------                                                           Settlement System (CCASS)


______     Hungary        Citibank Budapest Rt.                  The Central Depository and Clearing
                                                                 House (Budapest) Ltd. (KELER Ltd.)


______     India          Deutsche Bank AG                       None


______                    The Hongkong and Shanghai              None
                          Banking Corporation Limited


  TC       Indonesia      Standard Chartered Bank                None
------

______     Ireland        Bank of Ireland                        None;

                                                                 The Central Bank of Ireland,
                                                                 The Gilt Settlement Office (GSO)


______     Israel         Bank Hapoalim B.M.                     The Clearing House of the
                                                                 Tel Aviv Stock Exchange


  TC       Italy          Morgan Guaranty Trust Company          Monte Titoli S.p.A.;
------                    (Present Subcustodian)
                                                                 Banca d'Italia

  TC                      Banque Paribas                         Monte Titoli S.p.A.;
------                    (Future Subcustodian)                  Banca d'Italia


_______    Ivory Coast    Societe Generale de Banques            None
                          en Cote d'Ivoire


  TC       Japan          The Daiwa Bank, Limited                Japan Securities Depository
------                                                           Center (JASDEC);

                                                                 Bank of Japan Net System

  TC                      The Fuji Bank, Limited                 Japan Securities Depository
------                                                           Center (JASDEC);

                                                                 Bank of Japan Net System

  TC                      The Sumitomo Trust                     Japan Securities Depository
------                    & Banking Co., Ltd.                    Center (JASDEC);

                                                                 Bank of Japan Net System

SCHEDULE A: 17F-5 APPROVAL
PAGE 4

FUND
OFFICER
INITIALS   COUNTRY        SUBCUSTODIAN                           CENTRAL DEPOSITORY
--------   -------        ------------                           ------------------
______     Jordan         The British Bank of the Middle East    None


______     Kenya          Barclays Bank of Kenya Limited         None


______     Republic of    SEOULBANK                              Korea Securities Depository (KSD)
           Korea

  TC       Malaysia       Standard Chartered Bank                Malaysian Central Depository Sdn.
------                    Malaysia Berhad                        Bhd. (MCD)

______     Mauritius      The Hongkong and Shanghai              None
                          Banking Corporation Limited

______     Mexico         Citibank Mexico, S.A.                  S.D. INDEVAL, S.A. de C.V.
                                                                 (Instituto para el Deposito de
                                                                 Valores);

                                                                 Banco de Mexico


______     Morocco        Banque Commerciale du Maroc            None


  TC       Netherlands    MeesPierson N.V.                       Nederlands Centraal Instituut voor
______                                                           Giraal Effectenverkeer B.V. (NECIGEF)


  TC       New Zealand    ANZ Banking Group                      New Zealand Central Securities
------                    (New Zealand) Limited                  Depository Limited (NZCSD)


  TC       Norway         Christiania Bank og                    Verdipapirsentralen - The Norwegian
------                    Kreditkasse                            Registry of Securities (VPS)


______     Pakistan       Deutsche Bank AG                       None


______     Peru           Citibank, N.A.                         Caja de Valores (CAVAL)


  TC      Philippines    Standard Chartered Bank                None
------

______     Poland         Citibank Poland S.A.                   The National Depository of Securities
                                                                 (Krajowy Depozyt Papierow
                                                                 Wartosciowych);

                                                                 National Bank of Poland

SCHEDULE A: 17F-5 APPROVAL
PAGE 5

FUND
OFFICER
INITIALS   COUNTRY        SUBCUSTODIAN                           CENTRAL DEPOSITORY
--------   -------        ------------                           ------------------
______     Portugal       Banco Comercial Portugues              Central de Valores Mobiliarios (Central)


______     Russia         Credit Suisse, Zurich                  None
                          via Credit Suisse (Moscow) Limited


  TC       Singapore      The Development Bank                   The Central Depository (Pte)
______                    of Singapore Ltd.                      Limited (CDP)


______     Slovak         Ceskoslovenska Obchodna                Stredisko Cennych Papierov (SCP);
           Republic       Banka A.S.
                                                                 National Bank of Slovakia


______     South Africa   Standard Bank of South Africa          The Central Depository Limited
                          Limited

  TC       Spain          Banco Santander, S.A.                  Servicio de Compensacion y
______                                                           Liquidacion de Valores, S.A. (SCLV);

                                                                 Banco de Espana,
                                                                 Anotaciones en Cuenta


______     Sri Lanka      The Hongkong and Shanghai              Central Depository System
                          Banking Corporation Limited            (Pvt) Limited


______     Swaziland      Barclays Bank of Swaziland Limited     None


  TC       Sweden         Skandinaviska Enskilda Banken          Vardepapperscentralen VPC AB -
______                                                           The Swedish Central Securities
                                                                 Depository


  TC       Switzerland    Union Bank of Switzerland              Schweizerische Effekten - Giro AG
______                                                           (SEGA)


______     Taiwan         Central Trust of China                 The Taiwan Securities Central
           - R.O.C.                                              Depository Company, Ltd. (TSCD)


  TC       Thailand       Standard Chartered Bank                Thailand Securities Depository
______                                                           Company Limited (TSD)


______     Turkey         Citibank, N.A.                         Takas ve Saklama Bankasi A.S.
                                                                 (TAKASBANK);
                                                                 Central Bank of Turkey

SCHEDULE A: 17F-5 APPROVAL
Page 6

FUND
OFFICER
INITIALS   COUNTRY        SUBCUSTODIAN                           CENTRAL DEPOSITORY
--------   -------        ------------                           ------------------
  TC       United         State Street Bank and Trust Company    None;
______     Kingdom                                               The Bank of England,
                                                                 The Central Gilts Office (CGO);
                                                                 The Central Moneymarkets Office (CMO)

______     Uruguay        Citibank, N.A.                         None

______     Venezuela      Citibank, N.A.                         None

______     Zambia         Barclays Bank of Zambia Limited        Lusaka Central Depository (LCD)

______     Zimbabwe       Barclays Bank of Zimbabwe Limited      None

  TC       Euroclear (The Euroclear System)/State Street London Limited
______

  TC       Cedel (Cedel Bank, societe anonyme)/State Street London Limited
______






CERTIFIED BY:

 /s/ TAI-CHIN TUNG                                            10-1-96
-----------------------------                         ------------------------
FUND'S AUTHORIZED OFFICER                                      DATE

                                   SCHEDULE B

     The standard settlement periods for securities transactions in foreign markets for purposes of Section 9 of the Custodian Contract between Schwab Capital Trust on behalf of the portfolios listed on Schedule C shall be as follows:

        Country                        Settlement Period
        -------                        -----------------
                                       (TD = Trade Date)

        Australia                      TD plus 5

        Austria                        Second Monday after TD

        Belgium                        Forward market equities- next
                                       fortnightly settlement period
                                       Cash market securities-

                                       TD plus 3

        Canada                         TD plus 5

        Denmark                        TD plus 3

        France                         Forward market equities-

                                       last business day of month
                                       Cash market securities-
                                       TD plus 5

        Germany                        TD plus 2

        Hong Kong                      TD plus 2

        Italy                          Forward market equities- next two-
                                       week settlement cycle
                                       Cash market equities-
                                       TD plus 3

        Japan                          TD plus 3

        Netherlands                    TD plus 5

        New Zealand                    TD plus 5

        Norway                         TD plus 3

        Singapore                      TD plus 5



        Spain                          Friday of week following TD

        Sweden                         TD plus 3

        Switzerland                    Forward market equities-
                                       Last trading day of month
                                       Cash market securities-
                                       TD plus 3

        United Kingdom                 Next fixed fortnightly
                                       settlement date

        Euroclear-Cedel                Book-entry entirely within
                                       Euroclear- Cedel-TD plus 5
                                       Cross-border or physical
                                       settlements-applicable
                                       market settlement period

                                   SCHEDULE C

1.  Schwab OneSource(R) Portfolios - International

2.  Schwab OneSource(R) Portfolios - Growth Allocation

3.  Schwab OneSource(R) Portfolios - Balanced Allocation

                                    EXHIBIT 1
                                    ---------

                       STATE STREET BANK AND TRUST COMPANY
                                  Fee Schedule
                 Schwab OneSource Portfolios - International
               Schwab OneSource Portfolios - Growth Allocation
              Schwab OneSource Portfolios - Balanced Allocation
  ----------------------------------------------------------------------------

1.      Administration

        Custody, Portfolio and Fund Accounting Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trials balance. Calculate net asset value daily. Provide selected general ledger reports. Market value quotations will be provided via State Street's Automated Pricing Service.



                            ANNUAL FEES PER PORTFOLIO
        Fees for Direct Investments*                       Annual fees
        ----------------------------                       -----------
                                                           (in basis points)

        First $50 Million                                  3 Basis Points
        Next $50 Million                                   2 Basis Points
        Excess over $100 Million                           1 Basis Point

        Fund of Funds
        Annual administration fee for fund purchases       $15,000.00

        *All asset based administration fees will be waived for three months from the commencement of operations of the fund.


II. Global Custody (Direct Investments) - Comprised of asset charges and transaction charges

        Asset charges all foreign locations
        (in Basis Points)

        First $50 Million                                    7 Basis Points
        Over $50 Million                                     5 Basis Points

        Transaction Charges
        (all foreign equity and bond trades)                 $ 28.00


III.    Portfolio Trades - For each line item processed
        State Street Bank Repos                              $  7.00
        DTC or Fed Book Entry                                $ 10.00
        New York Physical Settlements                        $ 20.00
        Maturity Collections.                                $  8.00

        PTC Purchase, Sale, Deposit or Withdrawal            $ 20.00
        All other trades                                     $ 16.00
        Fund of fund trades                                  $  8.00


IV.     Options
        Option charge for each option written or
        closing contract, per issue per broker               $ 25.00

        Option expiration charge, per issue,
        per broker                                           $ 15.00

        Option exercised charge, per issue,
        per broker                                           $ 15.00

V.      Interest Rate Futures
        Transactions - no security movement                  $  8.00

VI.     Holding Charge
        For each issue maintain - monthly charge             $  1.00

VII.    Principal Reduction Payments
        Per Paydown                                          $ 10.00

VIII.   Dividend Charges
        (For items held at the request of traders
        over record date in street form)                     $ 50.00

IX.     Special Services

        Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for automated pricing, yield calculation and other special items will be negotiated separately.

X.      Automated Pricing:   This service provides daily securities pricing.

        Monthly base fee per portfolio                       $375.00

        Monthly Quote Charge (based on the average number of positions in the portfolio)

        -      Municipal Bond via Muller Data                $ 16.00
        -      Municipal Bond via Kenny information System   $ 16.00
        -      Government, Corporate and Convertible
               Bonds via Merrill Lynch                       $ 11.00
        -      Corporate and Government Bonds via
               Muller Data                                   $ 11.00
        -      Options, Futures and Private Placements       $  6.00
        -      Foreign Equities and Bonds via Extel Ltd      $  6.00
        -      Listed Equities, DTC Equities and Bonds       $  2.00

        -      Corporate, Municipal, Convertible and
               Government Bonds, Adjustable Rate
               Preferred Stocks via IDSI                     $  6.00
        -      Fund of Fund purchases                        $  4.00

XI.     Balance Credits

        A balance credit will be applied against the custody fee above based on the 90 day T-Bill rate adjusted by the current Federal Reserve requirements. The rate will be utilized against the average collected balances in the Custody Demand Deposit Account maintained at State Street. Excess balance credits will be carried forward from month to month until December 31st.

XII.    Out-of-Pocket Expenses

        A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

        Telephone
        Wire Charges ($5.25 per wire in and $5.00 out)
        Postage and Insurance
        Courier Service
        Duplicating
        Legal Fees
        Supplies Related to Fund Records
        Rush Transfers - $8.00 each
        Transfer Fees
        Sub-custodian Charges (Out of Pockets issued by Sub-Custodians) Price Waterhouse Audit Letter
        Federal Reserve Fee for Return Check items over $2,500 - $4.25 GNMA Transfer - $15.00 each
        PTC Deposit/Withdrawal for same day turnaround - $50.00

Schwab Capital Trust                           State Street Bank & Trust Company
  Schwab OneSource Portfolios - International;
  Schwab OneSource Portfolios - Growth Allocation
  Schwab OneSource Portfolios - Balanced Allocation

Signed:  /s/ TAI-CHIN TUNG                 Signed:   /s/ NANCY GRADY
       ---------------------------                 -----------------------------

Name:    Tai-Chin Tung                     Name:      Nancy Grady
       ---------------------------                  ----------------------------

Title:    Treasurer                        Title:     Vice President
       ---------------------------                  ----------------------------

Date:     10-3-96                          Date:      9-30-96
       ---------------------------                  ----------------------------

                                   EXHIBIT 2

To: Mutual Fund Client

Re: PRICE SOURCE AUTHORIZATION

Reference is made to the Custodian Agreement dated __________________ between Schwab Capital Trust on behalf of the portfolios listed on Schedule C thereto (each a "Fund") and State Street Bank and Trust Company ("State Street"). Pursuant to the Custodian Agreement, the Fund has directed State Street to calculate the net asset value of the Fund in accordance with the terms of the Fund's currently effective prospectus.

The Fund hereby authorizes State Street to use the pricing sources specified on the attached forms(s) as sources for securities' prices in calculating the net asset value of the Fund. The Fund further agrees that State Street shall have no liability for the incorrect data provided by the Fund's choice of pricing sources, except as may arise from State Street's lack of reasonable care in:

-       performing agreed upon tolerance checks as to the data furnished,

- calculating the net asset value of the Fund in accordance with the data furnished to State Street, and

-       State Street's performance of the agreed upon tolerance checks.

Kindly acknowledge the Fund's acceptance of the terms of this letter in the space provided below.

                                    Sincerely,

                                    STATE STREET BANK AND TRUST COMPANY

                                    By:_________________________________________
                                                   Vice President

                                    Date:_______________________________________

                                    The foregoing terms are hereby accepted.

                                    SCHWAB CAPITAL TRUST

                                    By: /s/ TAI-CHIN TUNG
                                        ________________________________________

                                    Title: Treasurer and Principal Financial
                                           Officer
                                           _____________________________________

                                    Date: October 4, 1996
                                          ______________________________________

                        STATE STREET BANK - MUTUAL FUNDS

                           PRICE SOURCE AUTHORIZATION

FUND:   Schwab Capital Trust:  Schwab OneSource Portfolios- International;      SIGNATURE:
     ---------------------------------------------------------------------                ------------------------------------------
                             Growth Allocation;  Balanced Allocation
                             ---------------------------------------

                       --------  ------  ----  ------  -------  --------  ---------  ---------  ------  -------  -------  ----------
      SECURITY         TELEKURS                                            OPTIONS     PRICE      (3)     (2)      (1)        (1)
      TYPE               NYSE    NASDAQ                                   REPORTING  AUTHORITY  MANUAL  BACK-UP            TOLERANCE
                         AMEX     BID    MEAN  LS/BID  LS/MEAN  TELEKURS    LS BID    LS/MEAN   QUOTES  SOURCE    INDEX   PERCENTAGE
                       --------  ------  ----  ------  -------  --------  ---------  ---------  ------  -------  -------  ----------

I.    LISTED EQUITIES                                                                                   Bridge   S&P 500      5%

                       --------  ------  ----  ------  -------  --------  ---------  ---------  ------  -------  -------  ----------

II.   OTC EQUITIES                                       OA                                             Bridge   S&P 500      5%

                       --------  ------  ----  ------  -------  --------  ---------  ---------  ------  -------  -------  ----------

III.  FOREIGN
      EQUITIES                                                    FE,CN                                 Reuters   EAFE        5%

                       --------  ------  ----  ------  -------  --------  ---------  ---------  ------  -------  -------  ----------

IV.   EQUITY OPTIONS

                       --------  ------  ----  ------  -------  --------  ---------  ---------  ------  -------  -------  ----------

V.    FUTURES  N/A

                       --------  ------  ----  ------  -------  --------  ---------  ---------  ------  -------  -------  ----------

INSTRUCTIONS: For each security type, allowed by the Fund prospectus, please indicate the primary price source and a back-up source to be used in calculating Net Asset Value for the Fund identified above. Also, please indicate a published market index and tolerance range (in terms of percent) to be used for reasonability testing. If you do not wish to use a published index please indicate N/A but do not leave blank.

(1) * INDEX/TOLERANCE CHECK: The price movement for a particular security is compared to the index movement. If the security price movement exceeds the index movement by more than the percentage authorized on this form, then the security price will be verified using the back-upsource authorized. The index and tolerance information authorized here will be the basis for this reasonability test.

(2) BACK-UP SOURCE: The following sources are available for back-up, price verification and historical price and yield information: Bloomberg, Bridge, Reuters, and Telerate. Please do not leave blank.

(3) MANUAL QUOTES AND PRIVATE PLACEMENTS: Please specify the source for private placements or manual quotes as necessary. See page 3 to list additional information if needed.

WP14104C

                        STATE STREET BANK - MUTUAL FUNDS

                           PRICE SOURCE AUTHORIZATION

                      -------  --------  ---  ------  ---  -----------  ---  -----------
       SECURITY TYPE  MERRILL                              INTERACTIVE
                       LYNCH   STANDARD       MULLER          DATA              KENNY
                      CAPITAL  & POORS         DATA         SERVICES         INFORMATION
                      MARKETS    MEAN    BID   MEAN   BID     MEAN      BID    SYSTEMS
                      -------  --------  ---  ------  ---  -----------  ---  -----------
VI.    LISTED BONDS
       IS LAST SALE
         REQUIRED
           WHEN
         AVAILABLE
       YES_____
       NO_______
                      -------  --------  ---  ------  ---  -----------  ---  -----------
VII.   CORPORATE
       BONDS
                      -------  --------  ---  ------  ---  -----------  ---  -----------
VIII.  U.S.                                     U2
       GOVERNMENT
       OBLIGATIONS
                      -------  --------  ---  ------  ---  -----------  ---  -----------
IX.    MORTGAGE -
       BACKED
       SECURITIES
                      -------  --------  ---  ------  ---  -----------  ---  -----------
X.     MUNICIPAL
       BONDS
                      -------  --------  ---  ------  ---  -----------  ---  -----------
XI.    FIXED INCOME
       OPTIONS
                      -------  --------  ---  ------  ---  -----------  ---  -----------
XII.   FOREIGN BONDS
                      -------  --------  ---  ------  ---  -----------  ---  -----------

                      -----  ------  ---------  --------  ----------
       SECURITY TYPE
                               (3)     (2)        (1)        (1)
                      IDC/   MANUAL  BACK-UP              TOLERANCE
                      EXTEL  QUOTES  QUOTES     INDEX    PERCENTAGE
                      -----  ------  ---------  --------  ----------
VI.    LISTED BONDS
       IS LAST SALE
         REQUIRED
           WHEN
         AVAILABLE
       YES_____
       NO_______
                      -----  ------  ---------  --------  ----------
VII.   CORPORATE
       BONDS
                      -----  ------  ---------  --------  ----------
VIII.  U.S.                          Bloomberg     US         3%
       GOVERNMENT                               Treasury
       OBLIGATIONS
                      -----  ------  ---------  --------  ----------
IX.    MORTGAGE -
       BACKED
       SECURITIES
                      -----  ------  ---------  --------  ----------
X.     MUNICIPAL
       BONDS
                      -----  ------  ---------  --------  ----------
XI.    FIXED INCOME
       OPTIONS
                      -----  ------  ---------  --------  ----------
XII.   FOREIGN BONDS
                      -----  ------  ---------  --------  ----------

WP1404C/2

                        STATE STREET BANK - MUTUAL FUNDS

                           PRICE SOURCE AUTHORIZATION

XIII. Private Placements and Other Manual Quotes Information

-------------  ------------  ------  -----  ------------------------------
SECURITY TYPE  ADVISOR       BROKER  OTHER  ADDITIONAL INFORMATION:
                                            CONTACT NAME, TELEPHONE NUMBER
-------------  ------------  ------  -----  ------------------------------
FX             London Close
-------------  ------------  ------  -----  ------------------------------

-------------  ------------  ------  -----  ------------------------------

-------------  ------------  ------  -----  ------------------------------

-------------  ------------  ------  -----  ------------------------------

-------------  ------------  ------  -----  ------------------------------

-------------  ------------  ------  -----  ------------------------------

-------------  ------------  ------  -----  ------------------------------

-------------  ------------  ------  -----  ------------------------------

-------------  ------------  ------  -----  ------------------------------

-------------  ------------  ------  -----  ------------------------------

INSTRUCTIONS: For all securities types which require manual quotes, please list the source of the quotes and any additional information needed to obtain these quotes.